UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ParthusCeva, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARTHUSCEVA, INC.

2033 Gateway Place, Suite 150

San Jose, California 95110

Notice of Annual Meeting of Stockholders

To be held on June 18, 2003

To the stockholders of ParthusCeva, Inc.:

The annual meeting of stockholders of ParthusCeva, Inc., a Delaware corporation, will be held on Wednesday, June 18, 2003 at 10:00 a.m., local time, at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, for the purpose of considering and voting upon the following matters:

1.	To elect eight directors;

2.	To approve our 2003 director stock option plan and the authorization of 700,000 shares of our common stock for issuance under that plan;

3.	To ratify the selection of Ernst & Young Chartered Accountants as independent auditors of the company for the current fiscal year; and

4.	To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for the year ended December 31, 2002 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on April 28, 2003 are entitled to receive this notice and to vote at the annual meeting.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

/s/ Eliyahu Ayalon

Eliyahu Ayalon

Chairman of the Board of Directors

May 19, 2003

San Jose, California

PARTHUSCEVA, INC.

Proxy Statement

For the Annual Meeting of Stockholders

To be held on June 18, 2003

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Wednesday, June 18, 2003 at 10:00 a.m., local time, at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for the year ended December 31, 2002, and the enclosed proxy are first being mailed to stockholders on or about May 19, 2003. The enclosed annual report incorporates our annual report on Form 10-K for the year ended December 31, 2002, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission. Please contact us in writing if you did not receive a copy of our annual report to stockholders, and we will furnish you with a copy at no charge. We will provide, upon the written request of any of our stockholders as of the record date for the annual meeting and payment of an appropriate processing fee, copies of the exhibits to our annual report on Form 10-K. Please address your request to ParthusCeva, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted “FOR” approval of the matter.

A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•	attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: ParthusCeva, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxies to use their discretion.

Stockholders Entitled to Vote

Our board of directors has fixed April 28, 2003 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On April 28, 2003, there were 18,079,119 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of directors and the ratification of the selection of our independent auditors).

The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of directors and for the ratification of the selection of our independent auditors for the current fiscal year.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of March 31, 2003, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of the “named executive officers,” as described in the Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors and named executive officers is c/o ParthusCeva, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the “SEC,” and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2003 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

	Shares Beneficially Owned			Options Included in Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent	Number
5% Stockholders
Brian Long	1,667,969	(1)	9.23%	—
Ollaberry Limited	1,521,556	(2)	7.76%	1,521,556
Royce & Associates, LLC(3)	1,944,999		10.76%	—
Bottin International Investments Ltd.(4)	1,355,000		7.50%	—
Dermot Desmond(4)	1,355,000		7.50%	—

Directors and Executive Officers
Eliyahu Ayalon	573,566		3.08%	572,089
Brian Long	1,667,969	(1)	9.23%	—
Kevin Fielding(5)	55,830		*	46,372
Zvi Limon	7,233		*	7,233
Bruce A. Mann	7,233		*	7,233
William McCabe	—		*	—
Peter McManamon	453,614		2.51%	37
Sven-Christer Nilsson	4,920		*	4,920
Louis Silver	6,950	(6)	*	3,616
Gideon Wertheizer	141,774		*	141,774
Issachar Ohana	26,416		*	26,416
Bat-Sheva Ovadia	40,824		*	40,124
All directors and executive officers as a group (13 persons)	3,025,887		15.96%	886,344

*	Represents less than 1% of the outstanding shares of common stock.
(1)	Includes 4,268 shares held by Mr. Long’s wife.
(2)	Consists entirely of shares held beneficially and of record by Mr. Long that are subject to a put and call option agreement between Mr. Long and Ollaberry Limited, an Isle of Man limited company that is an affiliate of Mr. Long. The address for Ollaberry Limited is Samuel Harris House, 5-11 St. Georges Street, Douglas, Isle of Man IM99 ISN.
(3)	Royce & Associates, LLC filed a Schedule 13G/A with the Securities and Exchange Commission on April 8, 2003, reporting beneficial ownership of 1,944,999 shares of common stock as of January 31, 2003. The information contained in this table is derived from such filing. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.
(4)	Bottin International Investments Ltd. and Dermot Desmond filed a Schedule 13G with the Securities and Exchange Commission on March 17, 2003, reporting beneficial ownership of 1,355,000 shares of common stock as of March 7, 2003. The information contained in this table is derived from such filing. As stated in such Schedule 13G, Mr. Desmond owns 100% of the capital stock of Bottin and disclaims beneficial ownership of the shares of common stock, other than as a result of his ownership of Bottin. The address of Bottin International Investments Ltd. and Dermot Desmond is 57-63 Line Wall Road, Gibraltar.
(5)	Mr. Fielding resigned as a director and as chief executive officer on April 7, 2003.
(6)	Excludes 666 shares held by the Theodore J. Silver Trust and 2,666 shares held by the Adrienne Silver Trust. Mr. Silver disclaims beneficial ownership of such shares.

PROPOSAL 1—ELECTION OF DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the eight nominees named below, all of whom are currently directors of ParthusCeva. Each director will be elected to hold office until the 2004 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. The proxy may not be voted for more than eight directors.

All of our current directors were appointed to our board of directors under the terms of a Combination Agreement, dated as of April 4, 2002, as amended, by and among us, DSP Group, Inc. and Parthus Technologies plc, pursuant to which we and Parthus combined our businesses.

Set forth below for each director is information as of December 31, 2002 with respect to his (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Eliyahu Ayalon	60	1999

Mr. Ayalon has served as Chairman of our board of directors since November 2002 and as a member of our board of directors since November 1999. Mr. Ayalon also served as our Chief Executive Officer from November 1999 to January 2001. Mr. Ayalon has served as President, Chief Executive Officer and a member of the board of directors of DSP Group, Inc. since April 1996. In January 2000, Mr. Ayalon was appointed to serve as Chairman of the board of directors of DSP Group.

Brian Long	46	2002

Mr. Long has served as Vice Chairman of our board of directors since November 2002. He served as Chief Executive Officer and a member of the board of directors of Parthus Technologies plc from 1993 until November 2002, and was one of the co-founders of Parthus.

Zvi Limon(1)	44	1999

Mr. Limon has served as a member of our board of directors since November 1999. He has served as a director of DSP Group, Inc. since February 1999. Mr. Limon is currently self-employed. He served as Chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to September 1998. He has served as Vice President of MCF Advisor Ltd., a consulting and investment advisory firm, since September 1998.

Bruce A. Mann(2)	68	2001	Mr. Mann has served as a member of our board of directors since April 2001. Mr. Mann has been a partner of Morrison & Foerster LLP since February 1987.

William McCabe(1)(2)	45	2002

Mr. McCabe has served as a member of our board of directors since November 2002. He served as a member of the board of directors of Parthus Technologies plc from 1993 until November 2002. He was Chairman of SmartForce plc, an Irish company specializing in interactive educational software, from September 1991 to November 2000.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

Peter McManamon	54	2003

Mr. McManamon was appointed by our board of directors as a member of the board on April 25, 2003 to fill the vacancy created by the resignation of Mr. Fielding. He served as Chief Financial Officer of Parthus Technologies plc from 1993 until March 2001, Executive Vice President of Corporate Development of Parthus from March 2001 until November 2002 and a member of the board of directors of Parthus from 1993 until November 2002. He was also one of the co-founders of Parthus.

Sven-Christer Nilsson(1)(2)	58	2002

Mr. Nilsson has served as a member of our board of directors since November 2002. He served as a member of the board of directors of Parthus Technologies plc from March 2000 until November 2002. He is a co-founder, partner and director of Startupfactory B.V., a venture capital and early-stage investor headquartered in Stockholm, Sweden. Between 1982 and 1999 he held various positions with Ericsson, the telecommunications equipment supplier, including President, Ericsson Radio Systems (Sweden), Vice President, Mobile Switching Systems, Executive Vice President, Cellular Systems-American Standards, and, from 1998, Chief Executive Officer.

Louis Silver(1)(2)	49	1999

Mr. Silver has served as a member of our board of directors since April 2002. He has served as a director of DSP Group, Inc. since November 1999. Mr. Silver is currently acting as a corporate business development advisor to DSP Group. From September 1996 to July 2002, Mr. Silver served as an advisor and counsel to the Discount Bank & Trust Co., an international bank.

(1)	Member of audit committee.
(2)	Member of compensation committee.

Board of Directors and Committee Meetings

Our company was a wholly owned subsidiary of DSP Group until November 1, 2002 when we combined our business with Parthus Technologies plc. Our board of directors held three meetings during 2002 after November 1, including two by telephone conference, during the year ended December 31, 2002. The compensation and audit committees of our board of directors held no meetings during the year ended December 31, 2002. All directors attended at least 75% of the meetings of our board of directors during the period that they served on our board of directors.

The compensation committee of our board of directors, currently composed of Mr. Mann, Mr. McCabe, Mr. Nilsson and Mr. Silver, makes recommendations concerning salaries and incentive compensation for our employees and administers and grants stock options under our stock option plans to our executive officers. The audit committee of our board of directors currently consists of Mr. McCabe, Mr. Limon, Mr. Nilsson and Mr. Silver. See “Report of the Audit Committee of the Board of Directors.”

Director Compensation

Directors who are employees of our company do not receive any additional compensation for their services as directors. Directors who are not employees of our company receive an annual retainer of $40,000, payable in quarterly installments of $10,000 each. In addition, compensation for attendance at committee meetings of a face-to-face nature and on a telephonic basis is $1,000 per meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings. Our directors are eligible to participate in our stock plans. In year ended December 31, 2002, in connection with their service as directors of our company, Messrs. Ayalon, Limon, Mann and Silver were granted options to purchase 741,673, 18,084, 18,084 and 18,084 shares of our common stock, respectively.

We have entered into an employment agreement with Eliyahu Ayalon as of November 1, 2002, relating to Mr. Ayalon’s position as chairman of our board of directors. Under the agreement, Mr. Ayalon is entitled to an annual salary of $170,000 and a bonus to be determined at the discretion of the compensation committee of our board of directors. Although the agreement is for an indefinite term, Mr. Ayalon’s employment is terminable at any time by us with not less than 30 days notice to Mr. Ayalon, or by Mr. Ayalon with not less than 12 months notice to us. Upon such termination, or if Mr. Ayalon resigns for good reason or is terminated by us or a succeeding corporation following a change in control of our company, other than for cause, Mr. Ayalon will be entitled to the compensation, including medical and pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years, and his options will vest in full. If our board of directors determines that Mr. Ayalon has failed to perform his reasonably assigned duties and does not remedy such failure following written notice from us, we are required to give him notice of not less than 24 months prior to termination. If Mr. Ayalon’s employment by us is terminated by death, his options will vest in full.

We have entered into an employment agreement with Brian Long as of November 1, 2002 relating to Mr. Long’s position as vice chairman of our board of directors. Under the agreement, Mr. Long is entitled to a salary of $170,000, as well as a bonus to be determined at the discretion of the compensation committee of our board of directors. Although the agreement is for an indefinite term, Mr. Long’s employment is terminable at any time by us with not less than 30 days notice, or by Mr. Long with not less than 24 months notice to us. If our board of directors determines that Mr. Long has failed to perform his reasonably assigned duties and does not remedy such failure following written notice from us, we are required to give him notice of not less than 24 months prior to termination. If Mr. Long resigns for good reason or if we, or an acquiring or succeeding corporation after a change in control of our company, terminate Mr. Long, other than for cause, then Mr. Long will be entitled to the compensation, including medical and pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years, and his options will vest in full. If Mr. Long’s employment by us is terminated by death, his options will vest in full.

On March 3, 2003, the board appointed Messrs. Nilsson and Limon as a subcommittee of independent directors formed to facilitate and implement our strategic goals, including having authority to engage a management recruitment firm for identification of a new, U.S.-based chief executive officer, to engage a consulting firm to assist in connection with an evaluation of our strategic position, and to provide support in connection with related strategic and transition issues. In consideration for these services, each of Messrs. Neilsson and Limon were granted an option for the purchase of 180,000 shares of our common stock on April 30, 2003 at an exercise prices of $4.25.

Transactions with Related Parties

One of our directors, Bruce Mann, is a partner of Morrison & Foerster LLP, our legal counsel for intellectual property matters.

We occupy premises in Dublin under the terms of a lease with Veton Properties Limited. The lease has a term of 25 years from July 1, 1996 and a current annual rent of €635,000 (approximately $667,000). Brian Long and Peter McManamon are minority shareholders of Veton Properties Limited.

Eliyahu Ayalon, chairman of our board of directors, is a director and executive officer of DSP Group, Inc., and our directors Zvi Limon and Louis Silver are also directors of DSP Group. On November 1, 2002, we and Parthus Technologies plc combined our businesses under the terms and conditions of a Combination Agreement, dated as of April 4, 2002, as amended, by and among us, DSP Group and Parthus. Immediately prior to the combination, our DSP cores licensing business was separated from DSP Group and related assets, liabilities and intellectual property rights valued at $96,200,000 were transferred to us. In connection with the separation, DSP Group, Ltd., a subsidiary of DSP Group, entered into a transition services agreement with our subsidiary ParthusCeva, Ltd., which governs the provision of transition services by DSP Group, Ltd. to ParthusCeva, Ltd. through December 31, 2003. Under the agreement, DSP Group, Ltd. is obligated to provide certain general and administrative services, including management and information services and network, hardware and software maintenance and support, as ParthusCeva, Ltd. requires and requests. For research and development services, ParthusCeva, Ltd. is obligated to pay DSP Group, Ltd. for services provided at agreed upon rates. As of April 1, 2003, the estimated value of the services provided to ParthusCeva, Ltd. under this agreement was $150,000.

We have entered into a licensing and distribution agreement with Silaria Ltd. William McCabe, a member of our board of directors, indirectly beneficially owns approximately 53% of Silaria Ltd. through an affiliated fund.

In 2002, we entered into a licensing and royalty agreement with DSP Group, Inc. for our Bluetooth platform. We generated revenues of $108,000 from DSP Group during 2002.

Legal Proceedings

To our knowledge, no material proceedings exist to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than 5% of any class of voting securities of ParthusCeva, or any associate of any such director, officer, affiliate of ParthusCeva, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during the year ended December 31, 2002, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the last two fiscal years of (i) our chief executive officer and (ii) our four other most highly compensated executive officers who received annual compensation in excess of $100,000 during the year ended December 31, 2002, collectively, the “named executive officers.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options (2)	All Other Compensation(3)
Kevin Fielding President and Chief Executive Officer(4)	2002	$ 49,000	$ 88,200	—	175,670	$7,300

Eliyahu Ayalon Chairman of the Board of Directors(5)	2002 2001	$179,967 $179,606	$199,185 $210,000(6)	— —	741,673 50,000	$2,790 $4,627

Gideon Wertheizer Executive Vice President-Business Development and Chief Technology Officer	2002 2001	$184,827 $185,190	$122,639 $100,000(6)	— —	231,947 300,000	$5,933 $9,046

Issachar Ohana Vice President and General Manager of the DSP Intellectual Property Licensing Division	2002 2001	$101,986 $108,497	$ 38,902(7) $ 54,110(9)	$23,172(8) $22,706(10)	38,517 —	$5,659 —

Bat-Sheva Ovadia Chief Scientist – DSP Technologies	2002 2001	$100,023 $124,647	$ 46,669 $ 40,000(6)	$12,474(11) —	52,434 —	— —

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.
(2)	Consists of shares underlying options to purchase shares of our common stock granted during the fiscal year indicated.
(3)	Consists of contributions by ParthusCeva under our pension plan, a defined contribution plan.
(4)	Mr. Fielding joined ParthusCeva as an executive officer in November 2002 and resigned on April 7, 2003.
(5)	Includes that portion of the compensation received by Mr. Ayalon in his capacity as President and Chief Executive Officer of DSP Group, Inc. allocated to its wholly-owned subsidiary, Ceva, Inc., prior to its combination with Parthus.
(6)	Includes bonus amounts earned in 2001 and paid in 2002.
(7)	Bonus consists of a sales commission in the aggregate amount of $38,902.
(8)	Includes $17,253 in car allowances.
(9)	Includes bonus amounts earned in 2001 and paid in 2002. Bonus consists of a sales commission in the aggregate amount of $54,110.
(10)	Includes $14,953 in car allowances and $6,517 in cellular phone allowances.
(11)	Includes $9,899 in car allowances.

Stock Options

The following table sets forth information for each of the named executive officers with respect to the grant of options to purchase shares of our common stock during the year ended December 31, 2002.

Option Grants During the Year Ended December 31, 2002

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share(3)	Expiration Date	5%	10%
Eliyahu Ayalon(1)	83,333	3.7%	$14.17	2/4/09	$408,086	$927,862
	75,000	3.3%	$21.02	11/24/06	$241,069	$505,167
	50,000	2.2%	$13.83	10/26/07	$183,915	$404,644
	50,000	2.2%	$11.25	5/31/08	$170,215	$380,251
	25,000	1.1%	$5.84	7/2/05	$19,594	$40,722
	75,000	3.3%	$5.80	4/21/06	$52,337	$108,096
	2,527	0.1%	$8.29	8/25/04	$1,768	$3,592
	19,139	0.9%	$8.29	8/25/04	$13,387	$27,202
	361,674	16.1%	$11.88	7/19/07	$1,076,479	$2,353,160
Gideon Wertheizer(2)	523	0.0%	$7.07	8/20/04	$313	$637
	2,602	0.1%	$7.07	8/20/04	$1,558	$3,167
	7,500	0.3%	$5.93	8/3/05	$6,182	$12,874
	12,361	0.5%	$5.80	4/21/07	$8,626	$17,816
	13,333	0.6%	$27.98	4/17/07	$87,752	$190,578
	13,333	0.6%	$21.02	11/24/06	$42,761	$89,594
	20,000	0.9%	$13.83	10/26/07	$73,566	$161,857
	26,667	1.2%	$14.17	2/4/09	$130,590	$296,921
	135,628	6.0%	$11.88	1/22/08	$453,131	$1,003,391
Issachar Ohana(2)	28,934	1.3%	$11.88	10/26/07	$91,393	$201,080
	167	0.0%	$7.07	8/20/04	$100	$202
	2,083	0.1%	$5.93	8/3/05	$1,713	$3,567
	2,333	0.1%	$5.93	4/22/06	$1,667	$3,442
	5,000	0.2%	$25.39	5/23/07	$30,521	$66,433
Bat-Sheva Ovadia(2)	2,000	0.1%	$7.07	8/20/04	$1,193	$2,425
	3,333	0.1%	$25.39	5/23/07	$20,363	$44,326
	4,000	0.2%	$5.93	4/22/06	$2,858	$5,902
	5,000	0.2%	$21.02	11/24/06	$16,071	$33,678
	9,167	0.4%	$5.93	8/3/05	$7,538	$15,696
	28,934	1.3%	$11.88	10/26/07	$91,329	$200,924

(1)	Consists of options granted under our 2000 Stock Incentive Plan that are exercisable in installments over a four year period with 25% becoming vested annually. Also see “Director Compensation” above and “Employment Agreements” below with respect to the accelerated vesting of options in connection with certain specified corporate events, such as a merger or acquisition, involving ParthusCeva.
(2)	Consists of options granted under our 2000 Stock Incentive Plan that are exercisable in installments over a four year period commencing one year after the date of grant, with 25% becoming vested one year after the date of grant and the remainder vesting in equal installments of 6.25% each quarter thereafter. Also see “Employment Agreements” below with respect to the accelerated vesting of options in connection with certain specified corporate events, such as a merger or acquisition, involving ParthusCeva.

(3)	Prior to November 1, 2002, the exercise price of options granted was based on the fair market value of our common stock as determined by our board of directors. Beginning November 1, 2002, the exercise price of options granted was based on the fair market value of our common stock determined as of the date of the grant, based on the closing price of a share of common stock of the company as reported on The NASDAQ National Market.

(4)	Consists of amounts that may be realized upon exercise of the options immediately before the expiration of their respective terms, assuming the specified compound rates of appreciation (5% and 10%) of the market value of our common stock on the date of the option grants over the term of the respective options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth, if any. Actual gains, if any, on stock option exercises and common stock holdings are dependent, in part, on the timing of exercise and the future performance of our common stock.

Year-End Option Values

The following table sets forth information for each of the named executive officers with respect to the exercise of options, if any, to purchase shares of our common stock during the year ended December 31, 2002 and the number and value of options outstanding as of December 31, 2002.

Aggregated Option Exercises in 2002 and

Year-End Option Values

			Number of Shares Underlying Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin Fielding	—	—	35,963	176,806	—	—
Eliyahu Ayalon	—	—	551,256	190,417	$10,397.50	—
Gideon Wertheizer	—	—	108,165	123,782	$1,122.18	$284.50
Issachar Ohana	—	—	21,512	17,005	—	—
Bat-Sheva Ovadia	—	—	34,975	17,459	—	—

(1)	Based on the closing price ($5.91) of a share of common stock of the company, as reported on The NASDAQ National Market on December 31, 2002, the last business day of the fiscal year, less the exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2002:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)	1,893,254	$12.42	2,800,000(4)
Equity compensation plans not approved by security holders(2)	1,422,796	$16.78	0
Total	3,316,050	$14.29	2,800,000(4)

(1)	Consists of the following equity compensation plans: the 2002 Stock Incentive Plan (“2002 Plan”), the 2000 Stock Incentive Plan (the “2000 Plan”) and the 2002 Employee Stock Purchase Plan (the “2002 ESPP”).
(2)	Consists of the following equity compensation plans: the Parthus 2000 Stock Incentive Plan (the “Parthus 2000 Plan”) and the Chicory Systems, Inc. 1999 Employee Stock Option/Stock Issuance Plan (the “Chicory 1999 Plan”).
(3)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, awards under the 2002 Plan may instead be issued in the form of restricted stock.
(4)	Includes 1,000,000 shares issuable under the 2002 ESPP, of which up to 18,224 were issuable in connection with an on-going offering period as of December 31, 2002 which ended on January 31, 2003. Also includes 1,800,000 shares issuable under the 2002 Plan.

Parthus 2000 Plan and Chicory Plan

We assumed the Parthus 2000 Plan and the Chicory Plan in connection with our combination with Parthus. These plans were not approved by our stockholders. Below is a brief description of the material terms of these plans.

In connection with our combination with Parthus, we assumed the Parthus 2000 Plan and the options granted under it. Each option under that plan became an option to purchase the number of shares of our common stock that the holder of such option would have received had such holder exercised the option prior to the combination and held Parthus ordinary shares, and the exercise price per share was adjusted proportionately. Otherwise, the options outstanding under the Parthus 2000 Plan continue to be governed by the terms of this plan.

Under the terms of the plan, no option may be sold, pledged, assigned, transferred or otherwise disposed of in any other manner by the option holder during his or her lifetime. Options will lapse to the extent that they have not been exercised by the earliest of the seventh anniversary of their date of grant, the expiration of 12 months from the date of death of the option holder or three months from the date of cessation of the option holder’s status as an employee, consultant or director.

Parthus assumed the Chicory Plan, and the options granted under it, in May 2001 in connection with Parthus’ acquisition of Chicory Systems, Inc. We assumed the Chicory Plan and the options granted under it in connection with our combination with Parthus, and all options under that plan have become options to purchase shares of our common stock. Each option under that plan became an option to purchase the number of shares of our common stock that the holder of such option would have received had such holder exercised the option prior to the combination and held Parthus ordinary shares, and the exercise price per share was adjusted proportionately. Otherwise, the options outstanding under the Chicory Plan continue to be governed by the terms of this plan.

In the event a participant in the Chicory Plan terminates his or her employment or is terminated other than for cause, any options which have become exercisable prior to the time of termination remain exercisable for twelve months from the date of termination if termination was caused by death or disability, or three months from the date of termination if termination was caused by reasons other than death or disability. In the event a participant in the Chicory Plan is terminated for cause, or engages in conduct that would warrant termination for cause, his or her option terminates immediately.

In the event ParthusCeva is a party to a merger or consolidation in which securities possessing more than 50% of the total combined voting power of ParthusCeva’s outstanding securities are transferred to persons different from the persons holding those securities immediately prior to that transaction, or if ParthusCeva sells, transfers or otherwise disposes of all or substantially all of its assets in complete liquidation or dissolution, all options under the Chicory Plan shall automatically vest in full (and shall terminate, except to the extent assumed by the successor corporation) unless the options are assumed by the successor corporation or its parent, the options are replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares, or the acceleration of the options is subject to other limitations imposed by the administrator of the Chicory Plan at the time of the option grants.

Report of the Compensation Committee on Executive Compensation

This report is submitted by the compensation committee of our board of directors, which is responsible for making recommendations concerning salary and incentive compensation for our executive officers and other key employees, and administering and granting stock options under our stock option plans to our executive officers. In addition, the compensation committee consults with our management regarding pension and other benefit plans and our compensation policies and practices. During the period covered by this report, ParthusCeva had only two months of combined operations, and the salary and principal compensation terms of our Chief Executive Officer, Chairman of the Board and other executive officers were fixed as part of the negotiations relating to our combination with Parthus Technologies plc. These terms were embodied in employment agreements described in this proxy statement. As a consequence, the principal elements of compensation for our executive officers for the fiscal year ended December 31, 2002, which includes two months of combined operations of ParthusCeva, were already established under the terms of the combination agreement, and this report of the compensation committee therefore relates to the committee’s philosophy with respect to prospective compensation of executive officers.

General Compensation Policy

The compensation committee seeks to achieve the following three broad goals in connection with our executive compensation program:

•	to enable ParthusCeva to attract and retain qualified executives;

•	to create a performance-oriented environment by rewarding executives for the achievement of ParthusCeva’s business objectives and/or achievement in an individual executive’s particular area of responsibility; and

•	to provide executives with equity incentives in ParthusCeva so as to link a portion of an executive’s compensation with the performance of ParthusCeva’s common stock.

Components of Compensation

To achieve these goals, the executive compensation program consists principally of the following three elements:

•	base salary;

•	cash bonuses; and

•	stock-based equity incentives in the form of participation in ParthusCeva’s stock option plans.

General Factors for Establishing Compensation

The compensation committee reviews the executive compensation of industry peers with which ParthusCeva competes for employees to compare the competitiveness of ParthusCeva’s executive compensation packages. In addition to reviewing industry compensation levels, the compensation committee also considers a number of other factors in establishing the components of each executive officer’s compensation package, as summarized below.

Base Salary

Salaries for executive officers, including the chief executive officer, are generally determined on an individual basis by evaluating the following:

•	the executive’s scope of responsibility, performance, prior employment experience and salary history;

•	ParthusCeva’s financial performance, including increases in its revenues and profits, if any; and

•	internal consistency within ParthusCeva’s salary structure.

Incentive Compensation

The compensation committee believes that a bonus component for compensation to supplement base salaries of executive officers provides an important incentive that can be tied to achievement of personal and corporate goals. The compensation committee intends to evaluate and establish appropriate bonus programs with respect to executive officers for 2003. Bonuses paid during 2002 reflect historic bonus obligations of Ceva as implemented prior to the combination with Parthus. Mr. Fielding’s bonus for 2002 reflects achievements of goals previously fixed under Parthus’ bonus plan.

Long-term Incentive Compensation

Stock options are an element of the compensation packages of ParthusCeva’s executive officers, including the chief executive officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders of ParthusCeva also benefit. The compensation committee believes that it is to ParthusCeva’s advantage to increase executive officers’ interest in ParthusCeva’s future performance, as these employees share the primary responsibility for ParthusCeva’s management and growth. The value of the stock options is derived from appreciation of ParthusCeva’s common stock. In order to promote a longer term management focus and to provide an incentive for continued employment with ParthusCeva, stock option grants generally become exercisable over a three- or four-year period, with the exercise price being equal to 100% of the fair market value of ParthusCeva’s common stock on the date of grant.

The size of the option grant made to each executive officer is based upon the following factors:

•	an evaluation of the executive’s past performance;

•	the total compensation being paid to the executive;

•	the anticipated value of the executive’s contribution to ParthusCeva’s future performance;

•	the executive’s scope of responsibility;

•	the executive’s current position with ParthusCeva;

•	the number of options awarded to the executive officer during previous fiscal years; and

•	comparability with option grants made to other ParthusCeva executives.

In the year ended December 31, 2002, stock options were granted under our 2000 Stock Incentive Plan to Messrs. Ayalon, Wertheizer and Ohana. See “Option Grants During the Year Ended December 31, 2002.” These grants were authorized by Ceva’s board prior to the combination. The compensation committee has not yet authorized any option grants to executive officers of ParthusCeva.

Chief Executive Officer’s Compensation

Mr. Fielding served as our chief executive officer from November 1, 2002 to April 7, 2003. Pursuant to our employment agreement with Mr. Fielding, which is more fully described below, Mr. Fielding received a base salary of $49,000 for the period between November 1, 2002 and December 31, 2002. The compensation of our chief executive officer is based upon the same elements and measures of performance as is the compensation of ParthusCeva’s other executive officers.

On April 7, 2003, we entered into a separation agreement with Mr. Fielding pursuant to which Mr. Fielding resigned as chief executive officer and director of ParthusCeva and we agreed to pay Mr. Fielding the severance benefits and to accelerate his options as contemplated under his employment agreement. Mr. Fielding remains working with ParthusCeva, and in this respect, ParthusCeva has agreed to pay him a potential bonus of up to €50,000 for support of the transition to a new chief executive officer. The separation agreement was approved by Messrs. Limon and Nilsson, who had been designated a special committee of the board for the purpose of reviewing and finalizing arrangements relating to Mr. Fielding’s resignation.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was issued under a plan approved by the stockholders and such plan provides a limit on the number of shares that may be issued under the plan to any individual. The compensation committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into account changing business conditions or the officer’s performance.

By the compensation committee of the board of directors of ParthusCeva, Inc.

Bruce A. Mann

William McCabe

Sven-Christer Nilsson

Louis Silver

Employment Agreements

We have entered into employment agreements with each of Kevin Fielding, Issachar Ohana, Bat-Sheva Ovadia and Gideon Wertheizer as of November 1, 2002. Pursuant to the employment agreements, Mr. Fielding, Mr. Wertheizer, Mr. Ohana and Ms. Ovadia are entitled to a salary of €280,000, $160,000, $110,000 and $100,000, respectively, as well as a bonus to be determined at the discretion of the compensation committee of our board of directors. In addition, for the six months following November 1, 2002, Mr. Ohana is entitled to receive a sales commission based on established sales targets. After the initial six months period, we will re-evaluate our arrangement with Mr. Ohana with respect to the sales commission.

Although each employment agreement is for an indefinite term, the employment of each of these individuals will be terminable at any time by us, other than for cause, upon the determination of our board of directors with not less than 30 days notice or by the individual with notice of not less than 12 months in the case of Mr. Fielding, 9 months in the case of Mr. Wertheizer and 6 months in the case of Mr. Ohana and Ms. Ovadia. If our board of directors determines that an individual has failed to perform his or her reasonably assigned duties and does not remedy such failure following written notice from us, we are required to give notice of not less than 12 months in the case of Mr. Fielding, 9 months in the case of Mr. Wertheizer and 6 months in the case of Mr. Ohana and Ms. Ovadia prior to termination. If any of these individuals resigns for good reason or if we, or an acquiring or succeeding corporation after a change in control of our company, terminate an individual, other than for cause, then that individual will be entitled to the compensation, including medical and pension benefits, to which to which he or she would otherwise have been entitled had he remained employed by us for two years, and his or her options will vest in full. If the employment of any of these employees is terminated by death, his or her options will vest in full.

On April 7, 2003 we entered into a separation agreement with Mr. Fielding pursuant to which Mr. Fielding resigned as chief executive officer and director of ParthusCeva and we agreed to pay Mr. Fielding the severance benefits and to accelerate his options as contemplated under his employment agreement. Mr. Fielding remains working with ParthusCeva, and in this respect, ParthusCeva has agreed to pay him a potential bonus of up to €50,000 for support of the transition to a new chief executive officer.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee of our board of directors are Messrs. Mann, McCabe, Nilsson and Silver. During the last completed fiscal year, no executive officer of ParthusCeva has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of our compensation committee.

Recent Developments

On April 25, 2003, the compensation committee recommended, and our board of directors authorized, that we offer to our employees and directors the opportunity to request that we exchange any or all of their eligible outstanding stock options for replacement stock options granted at least six months and one day after the cancellation of their old options, exercisable at a price equal to the fair market value of our common stock on that date. DSP Group, Inc. stock options that were originally granted to Ceva employees when they were a part of DSP Group which were subsequently assumed by ParthusCeva will not participate in the option exchange. In making this decision, the committee and the board took into account the following considerations:

•	The need to motivate and retain employees. Currently, all outstanding options to purchase our common stock have exercise prices significantly in excess of the trading price of our common stock, which substantially erodes the value of these options as a means to achieve those goals.

•	The fact that the exercise price for the substantial majority of outstanding options was fixed prior to the combination with Parthus based upon a third party’s estimated valuation of the combined company’s worth, which included assumptions which proved unrealistic in today’s economic environment.

•	As a consequence, the exercise prices of outstanding options have never reflected actual trading values of our common stock since the combination; in fact more than 99% of our outstanding options are at an exercise price range of $5.01 to $17.64 or more, while the historic closing price of our common stock has never exceeded $5.91.

Under these circumstances, the compensation committee and our board of directors concluded that the exchange offer would enhance our ability to retain officers and employees without granting them any unfair benefit in comparison with our stockholders.

Report of the Audit Committee of the Board of Directors

The Audit Committee of our board of directors is composed of four members and acts under a written charter first adopted and approved in October 2002. A copy of this charter is attached to this proxy statement as Annex A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The NASDAQ Stock Market.

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2002 and discussed these financial statements with our management.

Management is responsible for our internal controls and the financial reporting process. Our independent auditors, Ernst & Young Chartered Accountants, are responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to our company; and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.

Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young Chartered Accountants, our independent auditors. SAS 61 requires our independent auditors to discuss with our Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002.

By the Audit Committee of the Board of Directors of ParthusCeva.

William McCabe

Zvi Limon

Sven-Christer Nilsson

Louis Silver

Independent Auditors Fees and Other Matters

Audit Fees

Kost, Forer & Gabbay, a member of Ernst & Young Global, billed an aggregate of $504,585 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the year ended December 31, 2002. $442,585 of these fees arose as a result of the combination agreement with Parthus Technologies plc and were paid by DSP Group, Inc.

In addition, KPMG Chartered Accountants billed an aggregate of $80,000 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year.

Financial Information Systems Design and Implementation Fees

Neither Kost, Forer & Gabbay, a member of Ernst & Young Global, nor KPMG Chartered Accountants billed us for any professional services rendered to our company and its affiliates for the year ended December 31, 2002 in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

All Other Fees

Kost, Forer & Gabbay, a member of Ernst & Young Global, did not bill us any fees for other services rendered to our company and its affiliates for the year ended December 31, 2002. KPMG Chartered Accountants billed us an aggregate of $38,912 in fees for other services rendered to our company and its affiliates for the year ended December 31, 2002, primarily for services rendered in connection with corporate income tax planning and compliance matters.

Stock Performance Graph

Comparison of Cumulative Total Return among ParthusCeva, Inc.,

The NASDAQ Stock Market (U.S.) and MG Group Index

The stock performance graph above compares the percentage change in cumulative stockholder return on the common stock of our company for the period from November 1, 2002, the first day of trading of our common stock, through December 31, 2002, with the cumulative total return on The NASDAQ Stock Market (U.S.) and the MG Group Index.

This graph assumes the investment of $100.00 in our common stock (at the closing price of our common stock on November 1, 2002), The NASDAQ Stock Market (U.S.) and the MG Group Index on November 1, 2002, and assumes dividends, if any, are reinvested.

	November 1, 2002	December 31, 2002
ParthusCeva, Inc.	$100.00	$112.14
The NASDAQ Stock Market (U.S.)	$100.00	$100.45
MG Group Index	$100.00	$100.45

PROPOSAL 2—APPROVAL OF 2003 DIRECTOR STOCK OPTION PLAN

On April 25, 2003, our board of directors adopted, subject to stockholder approval, the 2003 director stock option plan. Up to 700,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the plan. On May 5, 2003, the last reported sale price of our common stock on The NASDAQ National Market was $4.65.

Description of the Plan

The following is a brief summary of the plan. The following summary is qualified in its entirety by reference to the full text of the 2003 director stock option plan, a copy of which is attached to the electronic copy of this proxy statement and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the plan may be obtained from our Secretary.

Types of Awards

The plan provides for the grant of non-statutory stock options. Up to 700,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the plan. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price which is equal to the fair market value of our common stock on the date preceding the date of grant. Options may not be granted for a term in excess of ten years. The plan permits the following forms of payment of the exercise price of options: (i) payment by cash or certified or bank check or (ii) delivery to us of an irrevocable undertaking by a broker to deliver sufficient funds or delivery to us of irrevocable instructions to a broker to deliver sufficient funds.

Eligibility to Receive Awards

Non-employee directors of ParthusCeva are eligible to be granted awards under the plan. As of May 19, 2003, 6 persons were eligible to receive awards under the plan.

Under the terms of the plan, subject to stockholder approval of the plan, each person who is a non-employee director of ParthusCeva on June 18, 2003, will automatically be granted an option to purchase 38,000 shares of our common stock. Any person who subsequently becomes a non-employee director of ParthusCeva will be automatically granted on the date on which the person first becomes a non-employee director, whether through election by our stockholders or appointment by the board to fill a vacancy, an option to purchase 38,000 shares of our common stock. Each option will vest as to 25% of the shares underlying the option on each anniversary of the option grant.

On June 18, 2003, subject to stockholder approval of the plan, each non-employee director of ParthusCeva who has served on our board of directors for at least six months will be granted an additional option to purchase 13,000 shares of our common stock. Also on that date, subject to stockholder approval of the plan, any non-employee director of ParthusCeva who has served as a chairperson of a committee of our board for at least six months will be granted an option to purchase 13,000 shares of our common stock. Under the terms of the plan, on June 30 of each year, beginning in 2004, each non-employee director who has served on our board of directors for at least six months as of that date will automatically be granted an option to purchase 13,000 shares of our common stock and each non-employee director who has served as a chairperson of a committee of our board for at least six months as of that date will automatically be granted an option to purchase 13,000 shares of our common stock. Each option will vest as to 25% of the shares underlying the option on each anniversary of the option grant.

The board may grant additional options to purchase a number of shares and with a vesting schedule determined by the board in recognition of services provided by a non-employee director in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended. Because the granting of additional awards under the plan is discretionary, we cannot now determine the number or type of awards to be granted in the future to any particular person.

Administration

The plan is supervised and administered by our board of directors. All questions concerning interpretation of the plan or any options granted under it will be resolved by our board of directors and any such resolutions will be final and binding upon all persons having an interest in the plan. Our board may delegate any or all of its powers under the plan to a committee appointed by the board.

Our board of directors is required to make appropriate adjustments in connection with the plan and any outstanding awards to reflect any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a normal cash dividend.

In the event of a proposed liquidation or dissolution of ParthusCeva, all unexercised options will become exercisable in full as of a specified period of time before the event and will terminate immediately prior to the event.

In the event of a merger or consolidation of ParthusCeva with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property, or an exchange of all of our common stock in a share exchange transaction, other than an acquisition event described below, all outstanding options under the plan may be assumed or substituted for by the acquiring or succeeding corporation. If the options are not assumed or substituted for by the acquiring or succeeding corporation, all unexercised options will become exercisable in full as of a specified period of time before the event and will terminate immediately prior to the event.

In an acquisition event, meaning any merger or consolidation which results in the voting securities of ParthusCeva outstanding immediately prior to the event representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of ParthusCeva or the surviving or acquiring entity outstanding immediately after the event, or any sale of all or substantially all of the assets of ParthusCeva, options outstanding under the plan will immediately become exercisable in full.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the plan.

Amendment or Termination

Our board of directors may at any time amend, suspend or terminate the plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the plan and with respect to the sale of our common stock acquired under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

A participant will not recognize taxable income upon the grant of a non-statutory stock option. However, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option (“NSO stock”) on the exercise date over the exercise price.

With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO stock and the participant’s tax basis in the NSO stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

Tax Consequences to ParthusCeva

The grant of an award under the plan generally will have no tax consequences to us. Moreover, in general, the sale of any common stock acquired under the plan will not have any tax consequences to us. ParthusCeva generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the plan.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Our board of directors has selected Ernst & Young Chartered Accountants as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young Chartered Accountants, our board of directors will reconsider the matter. We expect a representative of Kost, Forer & Gabbay, a member of Ernst & Young Global, which served as our principal auditors for the year ended December 31, 2002, and a representative of Ernst & Young Chartered Accountants, to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2004 annual meeting of stockholders must be submitted to our principal executive offices at 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, no later than January 20, 2004.

Our bylaws require stockholders to give advance notice of any matter stockholders wish to present at an annual meeting of stockholders. For our 2004 annual meeting, the bylaws require notice to be received at our principle executive offices no earlier than March 5, 2004 and no later than April 4, 2004.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a copy of either document to you if you call or write us at the following address or phone number: ParthusCeva, Inc., 2033 Gateway Place, Suite 150, San Jose, California 95110, Attention: Corporate Secretary, (408) 514-2900. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you have received multiple copies and in the future would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors

/s/ Eliyahu Ayalon

Eliyahu Ayalon

Chairman of the Board of Directors

May 19, 2003

San Jose, California

Annex A

CHARTER OF THE AUDIT COMMITTEE

PARTHUSCEVA, INC.

AUTHORITY AND PURPOSE

The Audit Committee of ParthusCeva, Inc. (the “Corporation”) is appointed by the Corporation’s Board of Directors (the “Board”) to oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable laws, rules and regulations.

STATEMENT OF POLICY

The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers. The Committee shall discharge its responsibilities and shall access the information provided by the Corporation’s management and the independent auditors, in accordance with its business judgment. In exercising its business judgment, the Committee shall be entitled to rely on the information and advice provided by the Corporation’s management and/or its independent auditors.

COMMITTEE STRUCTURE AND MEMBERSHIP

The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board, in compliance with the Bylaws of the Corporation, and shall serve at the discretion of the Board. The Audit Committee shall initially be made up of four directors.

Each member of the Committee shall be an independent director. For purposes hereof, an “independent director” shall be one:

•	who accepts no consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Corporation; and

•	who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

At least one member of the Committee shall be a “financial expert,” as defined by Section 407 of the Sarbanes-Oxley Act of 2002, having an understanding of generally accepted accounting principles and financial statements, experience in the preparation or auditing of financial statements of companies generally comparable to the Corporation, experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves, experience with internal accounting controls and an understanding of audit committee functions.

Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the NASD applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, a professional certification in accounting or other comparable experience or background that results in the individual’s possessing the requisite financial sophistication, such as a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Unless a Chairman of the Committee is elected by the Board, the Committee shall elect a Chairman by majority vote.

POWERS

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel and other advisers, as it determines necessary to carry out its duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete, accurate or in accordance with generally accepted accounting principles or applicable law. Those tasks are the responsibility of management and the independent auditor. The Board and the Committee are in place to represent the Corporation’s stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

RESPONSIBILITIES

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation’s stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In meeting its responsibilities, the Committee is expected to:

1.	Review and reassess the adequacy of this Charter annually.

2.	With respect to the Corporation’s independent auditors:

a.	The Committee is responsible for the appointment, compensation and oversight of the work of the Corporation’s independent auditors. The Committee shall pre-approve all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Corporation’s stockholders, which together shall have the ultimate authority and responsibility to nominate the independent auditors to be proposed for stockholder approval and to select, evaluate and (when appropriate) replace the independent auditors.

b.	Review the independence of the independent auditors, including a review of management consulting services, and related fees, provided by the independent auditors. The Committee shall require the independent auditors at least annually to provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

Annex–2

3.	Review and concur with management on the scope and responsibilities of an internal audit department and on the appointment, replacement, reassignment or dismissal of an internal audit department manager or director.

4.	Review and discuss with management, before release, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Corporation’s Annual Report in Form 10-K. Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

5.	In connection with its review of the Corporation’s interim and audited financial statements, if no report is made by the independent auditors and management, the Committee shall inquire of the Corporation’s management and the independent auditors as to whether there were any significant financial reporting issues and judgments made in connection with the preparation of such financial statements, as well as the potential impact on the Corporation’s financial statements of any proposed changes in accounting and financial reporting rules.

6.	In consultation with the independent auditors, the internal audit department, if any, and management, consider and review at the completion of the annual examinations and such other times as the Committee may deem appropriate:

a.	The Corporation’s annual financial statements and related notes.

b.	The independent auditors’ audit of the financial statements and their report thereon.

c.	The independent auditors’ reports regarding critical accounting policies, alternative treatments of financial information and other material written communications between the independent auditors and management, including the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (or any amended or successor standard).

d.	Any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the independent auditors in their annual management letter.

7.	The Committee shall at least annually inform the independent auditors, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Committee or its Chairman about any significant issue or disagreement concerning the Corporation’s accounting practices or financial statements that is not resolved to their satisfaction.

8.	Periodically, and to the extent appropriate under the circumstances, it may be advisable for the Committee, with the assistance of the independent auditors, the internal audit department, if any, and/or management, to consider and review the following:

a.	Any significant changes required in the independent auditors’ audit plan.

b.	Any difficulties or disputes with management encountered during the course of the audit.

c.	The adequacy of the Corporation’s system of internal financial controls.

d.	The effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Corporation’s financial statements.

Annex–3

e.	Any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

f.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

9.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

10.	Obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

11.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

12.	Prepare a report in the Corporation’s proxy statement in accordance with SEC requirements.

13.	To the extent appropriate or necessary, it is advisable that Committee review the rationale for employing audit firms other than the principal independent auditors; and, where an additional audit firm has been employed, review the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

14.	To the extent that it is practical, it is recommended that one or more members of the Committee periodically review, before release, the unaudited operating results in the Corporation’s quarterly earnings release and/or discuss the contents the quarterly earnings release with management.

15.	The Committee shall direct the independent auditors to use their best efforts to perform all reviews of interim financial information prior to disclosure by the Corporation of such information, and to discuss promptly with the Committee and the Chief Financial Officer any matters identified in connection with the auditors’ review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61 (or any amended or successor statement).

16.	To the extent that it is practical, it is recommended that one or members of the Committee meet periodically with or interview, in separate sessions, the chief financial officer, the senior internal auditing executive and the independent audit firm engagement partner.

Annex–4

Appendix A

PARTHUSCEVA, INC.

2003 DIRECTOR STOCK OPTION PLAN

1.	Purpose

The purpose of this 2003 Director Stock Option Plan (the “Plan”) of ParthusCeva, Inc. (the “Company”) is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2.	Administration

The Board of Directors (the “Board”) shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board, and if a committee is so appointed, all references to the Board in the Plan shall mean and relate to such committee.

3.	Participation in the Plan

Each director of the Company who is not an employee of the Company or any parent or subsidiary of the Company (“Non-Employee Director”) shall be eligible to receive options under the Plan (the “Optionee”).

4.	Stock Subject to the Plan

(a)    The maximum number of shares of the Company’s common stock, par value $.001 per share (“Common Stock”), which may be issued under the Plan shall be 700,000 shares, subject to adjustment as provided in Section 7.

(b)    If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

(c)    All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)    Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.	Terms, Conditions and Form of Options

Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a)	Option Grants.

(i)    Each person who is a Non-Employee Director on the Effective Date and each person who subsequently becomes a Non-Employee Director shall be automatically granted an option to purchase 38,000 shares of Common Stock on the date of which the later of the following events occurs: (A) the Effective Date; or (B) the date on which such person first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

(ii)    On the Effective Date, each Non-Employee Director shall be automatically granted (A) an option to purchase 13,000 shares of Common Stock, if on such date he or she shall have served on the Board for at least six (6) months, and (B) an option to purchase 13,000 shares of Common Stock for each committee of the Board on which he or she shall have served as chairperson for at least six (6) months on such date. Beginning on June 30, 2004, on June 30 of each year, each Non-Employee Director shall be automatically granted (A) an option to purchase 13,000 shares of Common Stock, if on such date he or she shall have served on the Board for at least six (6) months, and (B) an option to purchase 13,000 shares of Common Stock for each committee of the Board on which he or she shall have served as chairperson for at least six (6) months on such date.

(iii)    Subject to the execution by the Optionee of an appropriate option agreement, the Board may grant additional options to purchase a number of shares to be determined by the Board in recognition of services provided by an Optionee in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended.

Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an “Option Grant Date.”

(b)    Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price of the Common Stock on The NASDAQ National Market, (ii) the closing price of the Common Stock on The NASDAQ SmallCap Market or any national securities exchange on which the Common Stock is listed or (iii) the average of the closing bid and asked prices of the Common Stock in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the last trading day immediately preceding the Option Grant Date. If no sales of Common Stock were made on the last trading day immediately preceding the Option Grant Date, the price of the Common Stock for purposes of Section 5(a) above shall be the reported price for the next preceding day on which such sales were made.

(c)    Transferability of Options. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Optionee, shall be exercisable only by the Optionee. References to an Optionee, to the extent relevant in the context, shall include references to authorized transferees.

(d)    Vesting Period. Each option granted pursuant to Section 5(a)(i) or Section 5(a)(ii) above shall vest and become exercisable as to 25% of the shares of Common Stock subject to the option on the first anniversary of the Option Grant Date, and shall vest and become exercisable as to 25% of the shares of Common Stock subject to the option at the end of each twelve-month period thereafter, subject to the provisions of Section 7. Each option granted under the Plan pursuant to Section 5(a)(iii) above shall become exercisable on such terms as shall be determined by the Board and set forth in the option agreement with the respective Optionee, subject to the provisions of Section 7.

(e)    Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the Option Grant Date of such option or (ii) the date which is 90 days after the date on which the Optionee ceases to serve as a Non-Employee Director.

(f)    Exercise of Option. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6.	Limitation of Rights

(a)    No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee as a Non-Employee Director for any period of time.

Appendix–2

(b)    No Stockholder’s Rights for Options. An Optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

(c)    Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan and (ii) the number and class of securities and exercise price per share subject to each outstanding option under the Plan shall be appropriately adjusted by the Company (or substituted options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) or Section 7(d) also applies to any event, Section 7(c) or Section 7(d), as applicable, shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b)    Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Optionees provide that all then unexercised options under the Plan will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

(c)    Reorganization Events.

(i)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction, in each case other than an Acquisition Event (as defined below).

(ii)    Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding options under the Plan shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an option shall be considered to be assumed if, following consummation of the Reorganization Event, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the

Appendix–3

consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such options, then the Board shall, upon written notice to the Participants, provide that all then unexercised options under the Plan will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding options under the Plan shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

(d)    Acquisition Events.

(i)    Definition. An “Acquisition Event” shall mean (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (b) any sale of all or substantially all of the assets of the Company.

(ii)    Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, each outstanding option granted under the Plan shall immediately become exercisable in full.

8.	Termination and Amendment of the Plan

The Board may suspend or terminate the Plan or amend it in any respect whatsoever.

9.	Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

10.	Governing Law

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).

11.	Effective Date

The Plan shall take effect upon its adoption by the Board and receipt of stockholder approval at the Company’s 2003 Annual Meeting of Stockholders (the “Effective Date”).

Appendix–4

Appendix B

PROXY

PARTHUSCEVA, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 18, 2003

This Proxy is solicited on behalf of the Board of Directors of ParthusCeva, Inc. (the “Company”)

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Mr. Eliyahu Ayalon, Mr. Brian Long and Mr. John Burgess (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Wednesday, June 18, 2003, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

PARTHUSCEVA, INC.

June 18, 2003

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER             ACCOUNT NUMBER             CONTROL NUMBER

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

–or–

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

DIRECTORS AND “FOR” PROPOSAL 2 AND PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒.

1.	To elect the following people as directors:

NOMINEES

Eliyahu Ayalon         Brian Long         Zvi Limon         Bruce A. Mann         Peter McManamon

William McCabe         Sven-Christer Nilsson         Louis Silver

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority as shown here:    ☒

2.	To approve our 2003 Director Stock Option Plan and the authorization of 700,000 shares of our common stock for issuance under that plan.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

3.	To ratify the selection of Ernst & Young Chartered Accountants as the Company’s independent auditors for the current fiscal year.

☐    FOR            ☐    AGAINST            ☐    ABSTAIN

The shares of common stock of ParthusCeva, Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal.

Please vote, date, sign and return promptly in the enclosed postage pre-paid envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder sign                                                                                                  Date: ______________________

Signature of Stockholder sign                                                                                                  Date: ______________________

Note:  This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.